Exhibit 4.1




                             BRITISH VIRGIN ISLANDS

                    THE INTERNATIONAL BUSINESS COMPANIES ACT
                                    (CAP.291)



                            MEMORANDUM OF ASSOCIATION
                                       AND
                             ARTICLES OF ASSOCIATION
                                       OF

                              PERFECT DREAM LIMITED





                                  IBC NO:603137



                    Incorporated this 1st day of July, 2004.

                       MOSSACK FONSECA & CO. (B.V.I.) LTD.
                         Tortola,British Virgin Islands

                             BRITISH VIRGIN ISLANDS

                    THE INTERNATIONAL BUSINESS COMPANIES ACT
                                    (CAP.291)

                            MEMORANDUM OF ASSOCIATION

                                       OF

                              PERFECT DREAM LIMITED

                                 ("the company")

1.   The Name of the Company is Perfect Dream Limited.

2. The Registerd Office of the Company is Akara Bldg.,24 De Castro Street,Wickham Cay I,Road Town ,Tortola,Btitish Virgin Islands or such other place within the Btitish Virgin Islands as the directors may from time to time determine.

3. The Registerd Agent of the Company is Mossack Fonseca & CO.(B.V.L) Ltd.,P.O.BOX 3136, Road Town ,Tortola,Btitish Virgin Islands or such other person or company being a person or company entitled to act as a Registered Agent as the directors may from time to time determine.

4.   The objects for which the Company is established are:

     (a) To carry on the business of an investment company and for that purpose to acquire and hold either in the name of the Company or in that of any nominee share stocks, debenture stocks,bonds,notes,obiligations or securities.

     (b) To accquire any such share stocks, debentures, debenture stocks, bonds, notes, obiligations, or securities by original subscription, contract, tender, purchase, exchange underwriting or otherwise and to subscribe for the same subject to such terms and conditions (if any) as may bethought fit.

     (c) To exercise and enforce all rights and powers conferred by or incident to the ownership of any such share stock obiligations or other securities including without prejudice to the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof and to provide managerial and other executive supervisory and consultancy services for or in relation to any company in which the Company is intersted upon such terms as may be thought fit.

     (d)  To buy, own, hold,  subdivide,  lease,  sell,  rent,  prepare building
          sites,        construct,        alter,       improve,        decorate,
          furnish,operate,maintain,reclaim or otherwise deal with and /or develop land and buildings and otherwise deal in real estate in all its branches,to make advances upon the security of land or houses or other property or any interest therein,and whether erected or in course of erection and whether on first mortgage or charge or subject to a prior mortgage or mortgages or change or charges,and to develop land and buildings asmayseem expedient but without prejudice to the generality of the foregoing.

     (e) To carry on the business of traders and merchants of any kind, nature or description,and the sale or rendering of related products and services ,and the employment of the necessary personnel therefor.

     (f) Without prejudice to the generality of the foregoing paragraphs:to carry on the business of franchising; to purchase, sell, exchange, lease, manage, hold, trade, invest in all kinds of movable or immovable property, merchandise, commodities, effects, products, service of any kind , nature or description, to carry out any type of commercial or financial operation, to receive and /or pay toyalties, commissions and other income or on going or any kind, to purchase,construct,charter, own, operate, manage, administer transport vessels of any kind and their appunenances and related services and agencies; to sell or render related servicesand employ the necessary personnel therefor.

     (g) To buy, sell, underwrite, invest in, exchange or otherwise acquire, and to hold , manage, develop, deal with and turn to account any bonds, debentures, shares (whether fully paid or not), stock options, comodities, futures, forward contracts, notes or securities of governments, states, municpalities , public authorties or public or private limited or unlimited companies in any part of the world , precious metals, gems,works of art and other articles of value, and whether on a cash or margin basis and including short sales, and to lend money against thesecurity of any of the aforementioned property.

     (h) To borrow or raise money from, but not restricted to, banks by issue of debentures, debenture stock(perpetual or terminable) , bonds, mortgages, or any other securities founded or based upon all or any of the assets or property of the Company or without any such other securities and upon such terms as to priority or otherwise as the Company shall think fit.

     (i) To engage in any other business or businesses whatsoever , or in any act or activity , which are not prohibited under any law for time being in force in the British Virgin Islands.

     (j) To do all such other things as are incidental to , or the Company may think conducive to , the attainment of all of any of the above objects.

     And it is hereby declared that the intention is thar each of the objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be an independent main object and be in nowise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company.

5.   The company has no power to:

     (a)  carry on business with persons resident in the Btitish Virgin Islands;

     (b) own an interest in real property situate in the Btitish Virgin Islands,other than a lease referred to in paragraph (e) of subsection
          (2);

     (c) carry on banking or trust business,unless it is licensed under the Banks and Trust Company Act,1990;

     (d) carry on business as an insusanse company,insuance agent or insuance broker,unless it is licensed under an enactment authorising it to carry on that business;

     (e) carry on the business of company management unless it is licensed ender the Company Management Act,1990,or

     (f) carry on the business of providing the Registered Office or the Registered Agent for companies incorporated in the British Virgin Islands.

     Paragraph (e) of subsection  (2) set out in paragraph 5 (b) above refers to section 5 of the International Business Companies Act (CAP.291).According to paragraph (e) of subsection (2), an International Business Companies shall not to be treated as carrying on business with persons resident in the Btitish Virgin Islands by reason that it holds a lease of property for use as an office from which to communicate with members or where books and records of the Company are prepared or maintained.

     The Company Management Act,1990 referred to in paragraph 5 (e) above governs company management activities carried out in or from within the Btitish Virgin Islands only.

6. The shares in the Company shall be issued in the currency of the United States of America.

7. The authorised capital of the company is US$50,000,.00 divided into 50,000 shares with a par value of US$1.00 each . The directors are duly empowered to issue shares as registered shares only.

8. The shares shall be divided into such number of classes and series as the directors shall by resolution from time to time determine and umtil so divided shall comprise one class and series.

9. The director shall by resolution have the power to issue any class or series of shares that the Company is authorised to issue in its capital , original or increased,with or subject to any designations, powers, preferences, rights, qualifications, limitations and restrictions.

10.  The liability of members of the Company is limited.

11. The Company may by resolution of its members or of its directors,amend or modify any of the conditions contained in this Memorandum of Association and increase or reduce the authorised capital of the Company in any way which may be permitted by law.

We,MOSSACK FONSECA & CO.(B.V.I) LTD., of P.O.Box 3136, Road Town, Tortola, Btitish Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to this Memorandum of Association.


           ---------------------------------------------------------------------
           NAME, ADDRESS AND DESCRIPTION OF SUBSCRIBER
           ---------------------------------------------------------------------


MOSSACK FONSECA & CO. (B.V.I.) LTD.
Akara Bldg.
24 De Castro Street
Wickhams Cay I
Road Town, Tortola
British Virgin Islands

                                                   -----------------------------
                                                          Desiree Chalwell
                                                        Assistant Secretary
Trust Company

      --------------------------------------------------------------------------

DATED this 1st day of July, 2004.

WITNESS to the above signature:
                                                   -----------------------------
                                                   Andra Brown
                                                   Wickhams Cay I
                                                   Road Town, Tortola
                                                   British Virgin Islands

                                                       Secretary

                             BRITISH VIRGIN ISLANDS

                    THE INTERNATIONAL BUSINESS COMPANIES ACT
                                    (CAP.291)

                             ARTICLES OF ASSOCIATION

                                       OF

                              PERFECT DREAM LIMITED

                                 ("the company")

1. Reference in these Regulations to the Act shall mean The International Business Company Act (Cap .291). The following Regulations shall constitute the Regulations of the Company.In these Articles,words and expressions defined in he Act shall have the same meaning and, unless otherwise required by the context, the singular shall include the plural and vice versa,the masculine shall include the feminine,and references to persons shall include corporations and all legal entities capable of having a legal existence.

                                     SHARES

2. The authorised capital of the Company is US$50,000.00 divided into 50,000 shares with a par value of US$1.00 each . The directors are duly empowered to issue shares as registered shares only.

3. Every person whose name is entered as a member in the share register being the holder of registered shares, shall be entitled to a certificate signed by the director(s) or officer(s) so authorised and under the common seal of the Company,specifying the share or shares held and the par value thereof, provided that in respect of shares, held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

4. If a certificate is own out or lost, it may be renewed on production of the worn-out certificate,or on satisfactory proof of its loss together with such indemnity as the directors may reasonably require, Any member receiving a share certificate shall indemnify and hold the Company and its officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession of such certificate.

                      SHARE CAPITAL AND VARIATION OF RIGHTS

5. Subject to the provisions of these Articles, the unissued shares of the Company (whether forming part of the original or any increased capital ) shall be at the disposal of the directors who may offer, allot,grant options over or otherwise dispose of them to such persons at such times and for such consideration, being not less than the par value of the shares being disposed of, and upon such terms and conditions as the directors may determine.

6. Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred, deferred or other special rights, or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the directors may from time to time determine.

7. Subject to the provisions of the Act in this regard, shares may be issued on the terms that they are redeemable, or, at the option of the Company, liable to be redeemed on such terms and in such manner as the directors before or at the time of the issue of the shares may determine.

8.   The directors may redeem any such at a premium.

9. If at any time the share capital is divided into defferent classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may.whether or not the Company is being wound up, be varied with the consent in writing of not less than fifty-one percent of the issued shares of that class and of the holders of not less than fifty-one percent of the issued shares of any other class of shares which may be affected by such variation.

10. The rights conferred upon holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further share ranking pari passu therewith.

11. Except as required by law, no person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Regulations or by otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof by the registered holder.

                               TRANSFER OF SHARES

12. Shares in the Company may be transferred by a written instrument signed by the transferor and containing the named and address of the transferee or in such manner or form and subject to such evidence as the directors shall consider appropriate.

13. Upon receipt of notification of any change of name and address of any agent or attorney given to the Company for the purpose of service of any notice, information or written statement required to be given to members, the directors shall forthwith amend the register maintained for purpose.

                             TRANSMISSION OF SHARES

14. The personal representative, guardian or trustee as the case may be of a deceased, incompetent or bankrupt sole holder of a registered share shall be the only person recognized by the Company as having any title to the share. In the case of a share registered in the names of two or more holders, the survivor or survivors, and the personal representative, guardian or trustee as the case may be of the deceased, incompetent or bankrupt, shall be the only person(s) recognized by the Company as having any title to the share not be entitled any rights as a member of the Company until they have proceeded as set forth in the following two Regulations.

15. Any person becoming entitled by operation of law or otherwise to a share in consequence of death, incompetence or bankruptcy of any member may be registered as a member upon evidence being produced as may reasonably be required by the directors. An application by any such person to be registered an a member for all purpose shall be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

16. Any person who has become entitled to a share or share in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as a transferee of such share or share and such request shall likewise be treated as if it were a transfer.

                            ACQUISITION OF OWN SHARES

17. Subject to the provisions of the Act in this regard, the directors may, on behalf of the Company, purchase, redeem or otherwise acquire any of the Company's own shares but out of surplus or in exchange for newly issued share. The directors may dispose of any share held as treasury shares on such terms and conditions as they may from time to time determine. Share may be purchased or otherwise acquired in exchange for newly issued shares in the Company.

                              ALTERATION IN CAPITAL

18. Subject to the terms of any resolution passed by the director for the purpose of increasing the authorized capital of the Company, such increased capital may be divided into shares of such respective amounts, and with such rights or privileges (if any) as the directors think expedient.

19. Any capital raised by creation of new shares shall be considered as part of the original capital, and shall be subject to the same provisions as if it had been part of original capital.

20.  The directors may be resolution:

     (a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

     (b) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its authorised share capital by the amount of the shares so cancelled;

     (c) sub-divide its shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association and so that subject to the provisions of Regulation 10 the resolution whereby any share is sub-divides may determine that as between the holders of the shares resulting from such sub-division one or more of the shares may havesuch preferred or other special rights over or may have qualified or defereed rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to unissued or new shares;

     (d) subject to any confirmation or consent required by law, reduce its authorizes and issued share capital or any capital redemption reserve fund or any share premium account in any manner.

21. Where any difficulty arises in regard to any consolidation and division under this Regulation, the directors may settle the same they think expedient.

                               MEETINGS OF MEMBERS

22. The directors may convene meetings of the members of the Company at such times and in such manner and places as the directors consider necessary or desirable, and they shall convene such a meeting upon the written request of members holding more than 50 percent of the votes of the outstanding voting shares in he Company.

23. Seven days' notice at the least specifying the place, the day and the hour of the meeting and the nature of the business to be conducted shall be given in the manner hereinafter mentioned to such persons whose names on the date the notice is given appear as members in the share register of the Company.

24. A meeting of the members shall be deemed to have been validly held, notwithstanding that it is held in contravention of the requirement to give notice in Regulation23, if notice of the meeting is waives by ninety percent of the voted of all shares having a right to attend and vote at the meeting.

25. The inadvertent failure of the directors to give notice of a meeting to a member or to the agent or attorney as the case may be, or the fact that a member or such agent or attorney has not received the notice, dose not invalidate the meeting.

                       PROCEEDINGS AT MEETINGS OF MEMBERS

26. No business shall be transacted at any meeting unless a quorum of members is present at the time when the meeting proceeds to business. a quorum shall consist of the holder or holders present in person or by proxy of not less than one third of the shares of each class or series of shares entitled to vote as class or series thereon and the same proportion of the votes of the remaining shares entitled to vote thereon.

27. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

28. At every meeting the members present shall choose someone of their number to be the Chairman. If the members are unable to choose a Chairman for any reason, then the person representing the greater number of voting shares present at the meeting shall preside as Chairman, failing which the oldest individual person shall take the chair.

29. The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

30. At any meeting a resolution put to the vote of the meeting shall be decided on a show of hands by simple majority unless a poll is (before or on the declaration of the result of the show of hands) demanded:

     (a)  by the Chairman; or

     (b) by any member or members present or by proxy and representing not less than one tenth of the total voting rights of all the members having the right to vote at the meeting.

31. Unless a poll be demanded, a declaration by the Chairman that a resolution has, on a show of hands, been carried, and an entry to that effect in the book containing the minutes of the Company, shall be sufficient evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

32. If a poll is duly demanded, it shall be taken in manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn.

33. In the case of an equality of votes, whether on a show of hands, or on a poll, the Chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, shall be entitled to a second or casting vote.

                                VOTES OF MEMBERS

34. At any meeting of members, whether on a show of hands or on a poll, every holder of a voting share present in person or by proxy shall have one vote for every voting share of which he is the holder.

35. A resolution which has been notified to all members for the time being entitled to vote and which has been approved by a majority of the votes of those members in the form of one or more documents in writing or by telex, telegram, cable or other written electronic communication shall forthwith, without the need for any notice, become effectual as a resolution of the members.

36. If a committee be appointed for any member who is of unsound mind he may vote by his committee.

37. If two or more persons are jointly entitled to a registered share of shares and if more than one of such persons shall vote in person or by proxy at any meeting of members or in accordance with the terms of Regulation 34, the vote of that person whose name appears first among such voting joint holders in the share register shall alone be counted.

38.  Votes may be given either personally or by proxy.

39. The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

40. An instrument appointing a proxy shall be in such form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.

41. The instrument appointing a proxy shall be in writing under the hand of the appointer, unless the appointer is a corporation or other form of legal entity other than one or more individuals holding as joint owners, in which case the instrument appointing a proxy shall be in writing under the hang of an individual duly authorised by such corporation or legal entity to execute the same. The Chairman of any meeting at which a vote is cast by proxy so authorised may call for a notarially certified copy of such authority which shall be produced within 7days of being so requested or the vote or votes cast by such proxy shall be disregarded.

               CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

42. Any corporation or other form of corporate legal entity which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the members or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

                                   DIRECTORS

43. subject to any subsequent amendment to change the number of directors, the minimum number of directors of the Company shall be one and the maximum number shall be twenty.

44. the first director or directors shall be elected by the subscribers to the Memorandum. thereafter, the director(s) shall be elected by the members or the director(if there is only one ) or directors for such term as the members or the director(if there is only one) or directors may determine.

45. The director(s) shall hold office until his(their) successor(S) shall take office or until his(their) earlier, resignation or removal.

46. Every vacancy in the board of directors may be filled by a resolution of the director(if there is only one) or of a majority of the remaining directors if applicable.

47. A director shall not require a share qualification, but nevertheless shall entitled to attend and speak at any meeting of the members and at any separate meeting of the holders of any class of shares in the Company.

48. A director by writing under his hand deposited at the Registered Office of the Company may form time to time appoint another director or any other person to be his alternate. Every such alternate shall be entitled to be given notice of meetings of the directors and to attend and vote as a director at any such meeting at which the director appointing him is not personally present and generally at such meeting to have and exercise all the powers, rights, duties and authorities of the director appointing him. Every such alternate shall be deemed to be an officer of the Company and shall not be deemed to be an agent of the director appointing him. If undue delay or difficulty would be occasioned by giving notice to a director of a resolution of which his approval is sought in accordance with Regulation 73, his alternate(if any) shall be entitled to signify approval of the same on behalf of that director. The remuneration of an alternate shall be payable out of the remuneration payable to the director appointing him ,and shall consist of such portion of the last mentioned remuneration as shall be agreed between such alternate and the director appointing him. A director by writing under hand deposited at the Registered Office of the Company may at any time revoke the appointment of an alternate appointed by him. If a director shall die or cease to hold the office of director, the appointment of his alternate shall thereupon cease and terminate.

49 The directors may by resolution, fix the emoluments of directors in respect of services rendered or to be rendered in any capacity to the Company. The directors may also be paid such traveling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors, or any committee of the directors or meetings of the members, or in connection with the business of the Company as shall be approved by resolution of the directors.

50. Any director who, by request, goes or resides abroad for any purposes of the Company or who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the directors go beyond the ordinary duties of a director, may be paid such extra remuneration(whether by way of salary, commission, participation in profits or otherwise) as shall be approved by resolution of the directors.

51. The Company may pay to a director who at the request of the Company holds any office(including a directorship) in, or renders services to any company in which the Company may be interested, such remuneration(whether by way of salary, commission, participation in profits or otherwise) in respect of such office or services as shall be approved by resolution of the directors.

52.  The office of director shall be vacated if the director:

     (a) is removed form office by a resolution of members or by a resolution of directors, or

     (b) becomes bankrupt or makes any arrangement or composition with his creditors generally, or

     (c) becomes of unsound mind, or of such infirm health as to be incapable of managing his affairs, or

     (d)  resigns his office by notice in writing to the Company.

53. (a) A director may hold any other office or position under the Company(except that of auditor) in conjunction with his office of director, and may act in a professional capacity to the company on such terms as to remuneration and otherwise as the directors shall arrange.
     (b) A director may be become a director or other office of, or otherwise interested in any company promoted by the Company, or in which the Company may be interested, as a member or otherwise, and no such director shall be accountable for any remuneration or other benefits received by him as director or office or form his interest in such other company. The directors may also exercise the voting powers conferred by the shares in any other company held or owned by the Company in such manner in all respects as they think fit, including the exercise thereof in favour of any resolutions appointing them, or any of their number, directors or officers of such other company, or voting for the payment of remuneration to the directors or officers of such other company. A director may vote in favour of the exercise of such voting rights in manner aforesaid, notwithstanding that he may be, or he about to become, a director or officer of such other company, and as such in any other manner is, or may be, interested in the exercise of such voting rights in the manner aforesaid.
     (c) No director shall be disqualified by his office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the company in which any director shall be in any way interested be voided, nor shall any director so contracting or being so interested be liable to account to Company for any profit realised by any such contract or arrangement, by reason of such director holding that office or of the fiduciary relationship thereby established. The nature of a director's interest must be declared by him at the meeting of the director at which the question of entering into the contract or arrangement is first taken into consideration, and if the director was not at the date of that meeting interested in the proposed contract or arrangement, or shall become interested in a contract or arrangement after it is made, he shall forthwith after it is made, he shall forthwith after becoming so interested advise the Company in writing of the fact and nature of his interest. A general notice to the directors by a director that he is a member of a specified firm or company, and is to regarded as interested in any contract or transaction which may, after the date of notice with such firm or company shall(if such director shall give the same at a meeting of the director, or shall take reasonable steps to secure that the same is brought up and read at the next meeting of directors after it is given) be a sufficient declaration to such contract or transaction with such firm or company. A director may be counted as one of a quorum upon a motion in respect of any contract or arrangement which he shall make with the Company ,or in which he is so interested as aforesaid, and may vote upon such motion.

                                    OFFICERS

54. The director of the Company may, by a resolution of director, appoint officers of the Company at such times as shall be considered necessary or expedient, and such officers may consist of a President, one or more Vice-Presidents, a Secretary and a treasure and such other officers as may from time to time be deemed desirable. The officers shall perform such duties as shall be prescribed at time of their appointment subject to any modification in such duties may be prescribed by the directors thereafter, but in the absence of any specific allocation of duties it shall be the responsibility of the president to manage the day affairs of the Company, the Vice-Presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the President, the Secretary to maintain the registers, minute books and records(other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of Company.

55. Any person may hold more than one office and no officer and be a director or member of the Company. The officers shall remain in office until removed from office by the directors whether or not a successor is appointed.

56. Any officer who is a body corporate may person its duly authorized representative for the purpose of representing it and of transacting any of the business of the officers.

                               POWERS OF DIRECTORS

57. The business of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company, and may exercise all such powers of the Company as not by the Act or by these Regulations required to be exercised by the members subject to any delegation of such powers as may be authorised by these Regulations and to such requirements as be may be prescribed by resolution of the members, but no requirement made by resolution of the members shall prevail if it be inconsistent with these Regulations nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

58. The director may entrust to and confer upon any director or officer any of the powers exercisable by them upon such terms and conditions and with such restrictions as they think fit, and either collaterally with ,or to the exclusion of, their own powers, and may from time revoke, withdraw, alter or vary all or any of such powers. The directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors.

59. The directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions(not exceeding those vested in or exercisable by the directors under these Regulations) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit and may also authorise any such attorney to delegate all or any of powers, authorities and discretions vested in him.

60. Any director who is a body corporate may appoint any person its duly authorized representative for the purpose of representing it at Directors Meetings and of transacting any of business of the directors.

61. The Directors are authorized to open and operate bank account with banks, brokerage houses, savings and/or loan associations, credit institutes or any similar institutions of their choice anywhere in the world. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the directors shall from time to time by resolution determine.

62. The directors may exercise all the powers of the Company to borrow money and to mortgage or change its undertakings, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

63. The continuing directors may act notwithstanding any vacancy in their body, save that if number of directors shall have been fixed at two or more persons and by reason of vacancies having occurred among the directors there shall be only one continuing director, he shall be authorised to act alone for the purpose of appointing another director.

                            PROCEEDINGS OF DIRECTORS

64. The meetings of the directors and committee thereof shall be held at such place or places as the directors shall decide.

65. The directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present at the time appointed for holding the same, the directors present may choose one of their number to be Chairman of the meeting.

66. The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes; in case of an equality of votes the chairman shall have a second or casting vote. A director may at any time summon a meeting of the directors. If the Company shall have only one director, the provisions hereinafter contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of the directors. Such note or memorandum shall constitute sufficient of such resolution for all purposes.

67. A director shall be given not less than seven days notice of a meeting of the directors.

68. Notwithstanding Regulation 67 above, a meeting of directors held in contravention of that regulation shall be valid if a majority of the directors entitled to vote at the meeting have waived the notice of the meeting.

69. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

70. A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one third of the total number of directors with a minimum of two.

71. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

72. Any one or more of the directors or any committee thereof participate in a meeting of directors or of a committee of directors by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

73. A resolution approved by a majority of the directors for the time being entitled to receive notice of a meeting of the directors or of a committee of the directors and taking the form of one or more documents in writing or by telex, telegram, cable or other written electronic communication shall be as valid and effectual as if it had been passed at a meeting of the directors or of such committee duly convened and held, without the need for any notice.

                                    INDEMNITY

74. Subject to the provisions of the ACT and of any other statute for the time being in force ,every director or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain orincur in or about the execution of the duties of his office or otherwise in relation thereto , and no director or other officer shall be liable forany loss, damage or misfortune which may happen to, or be incurred by the Company in the execution of the duties of his office ,or in relation thereto.

                                      SEAL

75. The directors shall provide for the safe custody of the common seal of the Company.The common seal when affixed to any instrument,shall be witnessed by a director or ant other person so authorised from time to time by the directors. The directors may provide for a facsimile of the common seal and approve the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the seal had been affixed to such instrument and the same had been signed as hereinbefore described.

                             DIVIDENDS AND RESERVES

76. The directors may ,by resolution ,declare a dividend, but no dividend shall be declared and paid except out of surplus and unless the directors determine that immediately after the payment of the dividend

     (a) the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business ;and

     (b) the realisable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes,as shown in the books of account,and its capital.

77.  Dividends may be declared and paid in money, shares or other property.

78. In computing the surplus for the purpose of resolving to declare and pay a dividend,the directors may include in their computation the net unrealised appreciation of the the assets of the Company.

79. The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the surplus of the Company.

80. Subject to the rights of the holders of shares entitled tospecial rights as to dividends shall be declared and paid according to the par value of the shares in issue,excluding those shares which are held by the Company as treasury shares at the date of declaration of the dividend.

81. The directors may ,before recommending any dividends,set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the directors,bee applicable for meeting contingencies,or for any other purpose to which the profits of the Company may be properly applied ,and pending such application may,at the like discretion,either be employed in the business of the Company or be invested in such investments as the directors may from time to ttime think fit.

82. In several persons are registered as joint holders of any share, any of them may give effectual receipt for any dividend or other monies payable on or in respect of the share.

83. Notice of any dividend that may have been declared share, any of them may give effectual receipt for any dividend or other monies payable on or in respect of the share.

84.  No dividend shall bear interest against the Company.

                                BOOKS AND RECORDS

85. The Company shall keep such accounts and records as the directors consider necessary or desirable in order to reflect the financial position of the Company.

86. The Company shall keep minutes of all meetings of directors ,members, committees of directors,committeesof officers and committees of members,and copies of all resolutions consented to by directors,members,committees of directors,committees of officers and committees of members.

87. The books, records and minutes required by Regulation 85 and 86 shall be at the Registered Office of the Company or at such other place as the directors may determine, and shall be open to the inspection of the directors at all time.

88. The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the books, records and minutes of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any book, record, minute or the Company except as conferred by Law or authorized by resolution of the direction.

                                      AUDIT

89. The directors may by resolution call for the accounts of the Company to be examined by an auditor or auditors to be appointed by them at such remuneration as may from time to time be agrees.

90. The auditor may be a member of the Company, but no director or officer shall be eligible during his continuance in office.

91. Every auditor of Company shall have a right of access at all times to the books of accounts and vouchers of the Company, and shall be entitled to require from the officers of the Company such information and explanations as he thinks necessary for the performance of his duties.

92. The report of the auditor shall be annexed to the accounts upon which he reports, and the auditor shall be entitled to receive notice of, and to attend, any meeting at which the Company's auditor Profit and Loss Account and Balance Sheet is to be presented.

                                     NOTICES

93. Any notice, information or written statement required to be given to member shall be served, by mail (air mail service if available) addressed to each member at the address shown in the share register.

94. All notices directed to be given to the members shall, with respect to any registered share to which persons are jointly entitled, be given to whichever of such persons in named first in the share register, and notice so given shall be sufficient notice to all the holders of such share.

95. Any notice, if served by post, shall be deemed to have been served within ten days of posting, and in proving such serve it shall be sufficient to prove the letter containing, the notice was properly addressed and put into the Post Office .

                        PENSIONS AND SUPERANNUATION FUNDS

96. The directors may establish and maintain or procure the establishment and maintenance of any non-contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors of officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested, and to the wives, widows, families and dependents of any such person, and may make payments foe or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. A director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

                                   WINDING UP

97. If the Company shall be wound up, the Liquidator may, in accordance with a resolution of members, divide among the member in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property tobe divided as aforesaid and may determine how such division shall be carried out as between the member or different classes of member. The Liquidator may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Contributories as the Liquidator shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

                                   ARBITRATION

98. Whenever any difference arises between the Company on the one hand and any of the members, their executors, administrators or these presents or of the Act touching anything done or executed omitted or suffered in pursuance of the Act or touching any breach or alleged breach or otherwise relating to the premises or to these presents or to any ordinance affecting the Company or to any of the affairs of the Company, such difference shall, unless the parties agree to refer the same to a single arbitrator, be referred to two arbitrators one to be chosen by each of the parties to the difference and the arbitrators shall before entering in the reference appoint an umpire.

99. If either party to the reference makes default in appointing an arbitrator either originally or by way of substitution (in the event that an appointed arbitrators shall die, be incapable of acting or refuse to act) for ten days after the other party had given him notice to appoint the same, such other party may appoint an art in the place of the arbitrator of the defaulting party.

                              AMENDMENT TO ARTICLES

100. The company may after or modify the conditions contained in these Regulations, as originally drafted or as amended from time to time, by a resolution of either the Company member(s) or of the director(s).


We, MOSSACK FONSECA & CO. (B.V.I) LTD, of P.O.BOX 3136, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Bussiness Company under the Iaws or the British Virgin Islands hereby subscribe our name to these Articles of Association.

--------------------------------------------------------------------------------
                   NAME, ADDRESS AND DESCRIPTION OF SUBSCRIBER
--------------------------------------------------------------------------------


MOSSACK FONSECA & CO. (B.V.I.) LTD.
Akara Bldg.
24 De Castro Street
Wickhams Cay I
Road Town, Tortola
British Virgin Islands
                                                   -----------------------------
                                                          Desiree Chalwell
                                                        Assistant Secretary
Trust Company

     ---------------------------------------------------------------------------

DATED this 1st day of July, 2004.

WITNESS to the above signature:
                                                   -----------------------------
                                                   Andra Brown
                                                   Wickhams Cay I
                                                   Road Town, Tortola
                                                   British Virgin Islands

                                                   Secretary